EXHIBIT 10.36(c)

AMENDMENT No. 3 TO LETTER OF AGREEMENT GPJ-004/96

This Amendment No. 3 to Letter of Agreement GPJ-004/96, dated as of January 24, 2002 (this "Amendment 3") relates to Letter of Agreement GPJ-004/96 dated August 5, 1996 ("Letter 004/96") between EMBRAER - Empresa Brasileira de Aeronautica S.A. ("EMBRAER") and ExpressJet Airlines, Inc. (formerly known as Continental Express, Inc.) ("BUYER"), which concerns Purchase Agreement No. GPJ-003/96 (the "Agreement") dated August 5, 1996 as amended from time to time. This Amendment 3 is between EMBRAER and BUYER, collectively referred to herein as the "PARTIES".

This Amendment sets forth the further agreements between EMBRAER and BUYER relative to the subject of the Agreement, and upon execution, this Amendment 3 shall apply to LR AIRCRAFT #51- #141, any EMB-145 aircraft which shall have an increased range capacity ("XR AIRCRAFT") and any Reconfirmation AIRCRAFT.

This Amendment 3 constitutes an amendment and modification of the Letter Agreement GPJ-004/96. All capitalized terms used in this Amendment 3 and not defined herein, shall have the meaning given in the Agreement, and in case of any conflict between this Amendment 3 and the Agreement, the terms of this Amendment 3 shall control.

WHEREAS, simultaneous with the execution and delivery of this Amendment 3, BUYER and EMBRAER are amending the Agreement to (a) reduce the number of EMB-145 LR AND ER AIRCRAFT purchased thereunder to a combined total of 141 (already delivered and to be delivered and Firm ER and LR AIRCRAFT), (b) increase the number of Firm XR AIRCRAFT to be purchased by BUYER by eleven (11), and (c) convert 18 Firm LR AIRCRAFT into 18 Firm XR AIRCRAFT.

WHEREAS, in connection with the amendment of the Agreement as described above, the PARTIES desire to modify several terms and conditions described in Letter 004/96.

NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, EMBRAER and BUYER hereby agree as follows:

  The text of Article 2 of Letter 004/96 is hereby deleted and replaced with the following:

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

13. All other terms and conditions of Letter 004/96 which are not specifically amended by this Amendment 3 shall remain in full force and effect without any change.

IN WITNESS WHEREOF, EMBRAER and BUYER, by their duly authorized officers, have entered into and executed this Amendment 3 to be effective as of the date first written above.

EMBRAER - Empresa Brasileira EXPRESSJET AIRLINES, INC.

de Aeronautica S.A.

By : /s/ Horacio Aragenes Forjaz By : /s/ Frederick S. Cromer

Name : Horacio Aragenes Forjaz Name : Frederick S. Cromer

Title : Executive Vice President Title : Vice President and Chief Financial

Planning and Organizational Financial Officer

Development ExpressJet Airlines, Inc.

By : /s/ Flavio Rimoli

Name : Flavio Rimoli

Title : Director of Contracts

Date: January 24, 2002 Date: January 24, 2002

Place : Sao Jose Dos Campos, S.P. Place : Houston, Texas

Witness: /s/ Fernando Bueno Witness: /s/ Amy K. Sedano

Name : Fernando Bueno Name : Amy K. Sedano